                                       Securities and Exchange Commission
                                             Washington, D.C. 20549
                                      -----------------------------------

                                                    FORM 8-K

                                                 CURRENT REPORT
                                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report (Date of earliest event reported): October 27, 2005

                                          The Phoenix Companies, Inc.
---------------------------------------------------------------------------------------------------------------
                             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                                     1-16517                                06-1599088
-------------------                     --------------------------               -------------------------
(State or Other Jurisdiction             (Commission File Number)                            (IRS Employer
   of Incorporation)                                                                   Identification No.)

            One American Row, Hartford, CT                                                 06102 -5056
--------------------------------------------------------------                        --------------------
        (Address of Principal Executive Offices)                                            (Zip Code)

Registrant's telephone number, including area code:                                   (860) 403-5000
                                                                                --------------------------

                                                 NOT APPLICABLE
           -----------------------------------------------------------------------------------------
                         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition

On October 27, 2005, The Phoenix Companies, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2005.  This is furnished as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits

         The following exhibit is furnished herewith:

         99.1 News release of The Phoenix Companies, Inc. dated October 27, 2005, regarding the matters described in Item 2.02.

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               THE PHOENIX COMPANIES, INC.

Date:  October 27, 2005                        By:    /s/ Katherine P. Cody
                                                      ------------------------------------------------
                                                      Name: Katherine P. Cody
                                                      Title: Senior Vice President and Chief Accounting Officer

[logo]Phoenix

The Phoenix Companies, Inc.                                                 N  E  W  S     R  E  L  E  A  S  E

     One American Row                                                                             EXHIBIT 99.1
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com

     Contacts:
     Media Relations                       Investor Relations
     Alice S. Ericson                      Peter A. Hofmann
     860-403-5946                          860-403-7100

     For Immediate Release

                           The Phoenix Companies, Inc. Reports Third Quarter 2005 Earnings;
                                     Net Income Nearly Quadrupled Year-Over-Year

     Hartford, Conn., October 27, 2005 - The Phoenix Companies, Inc. (NYSE: PNX) today reported third quarter
     2005 earnings.
     •   Net income was $26.4 million, or $0.26 per diluted share, almost quadruple the $7.1 million, or $0.07 per share, reported in the 2004 third quarter.
     •   Total segment income was $26.4 million, or $0.26 per diluted share, a 29 percent rise from $20.5 million, or $0.21 per share, in the 2004 third quarter.
     •   Life and Annuity pre-tax segment income was $45.0 million, a 10 percent rise from $40.8 million in the
         2004 third quarter.
     •   Asset Management reported earnings before interest, depreciation, amortization and taxes (EBITDA) of
         $9.2 million, about even with $9.0 million in the 2004 third quarter, and a pre-tax segment loss of
         $10.1 million, compared with a break-even result in the 2004 third quarter. The segment loss included a non-cash charge of $10.6 million ($6.6 million after-tax) related to an impairment of an identified intangible asset.
          The company also announced today that it has entered into an agreement to sell approximately three-quarters of its Venture Capital segment assets. The transaction will close in phases during the fourth quarter of 2005 and first quarter of 2006, pending general partner consents.
         "We had a successful quarter and made meaningful progress in several important areas," said Dona D.
     Young, chairman, president and chief executive officer. "Life and Annuity earnings and life insurance sales were both strong. In addition, we engaged in two transactions that addressed remaining legacy issues. The first was the final restructuring of our Asset Management business. The second was the sale we announced today of a substantial portion of our venture capital portfolio.

                                                    -more-

The Phoenix Companies, Inc. ... 2

         "The Life and Annuity segment continued to show solid earnings growth, driven by strong profitability in life insurance and improving performance in annuities. Life insurance sales were up substantially from the first half of the year, but annuity sales remain unsatisfactory. Although flows in Asset Management were negative, sales of mutual funds were strong and margins improved this quarter. Now that we have completed the restructuring of our Asset Management business to a 100-percent-owned model, we can start to realize its full potential," Mrs. Young said.
         "Clearly, our core businesses are moving forward, albeit at different rates. We also made significant headway in improving long-term earnings quality through the venture capital transaction, which will reduce our equity sensitivity and earnings volatility," she said.

   THIRD QUARTER 2005 RESULTS

   Earnings Summary                                                    Third           Third
   (Millions Except Per Share Data)                                   Quarter         Quarter
                                                                       2005            2004           Change
                                                                   -------------    ------------    -----------
   Life and Annuity Segment                                             $45.0           $40.8            $4.2
   Asset Management Segment                                             (10.1)           --             (10.1)
                                                                   -------------    ------------    -----------
   Operating Segment Income                                             $34.9            40.8            (5.9)
   Venture Capital Segment                                               12.7            (3.9)           16.6
   Corporate and Other Segment                                          (18.7)          (15.9)           (2.8)
                                                                   -------------    ------------    -----------
   Total Segment Income, Before Income Taxes                             28.9            21.0             7.9
   Applicable Income Taxes                                                2.5              .5             2.0
                                                                   -------------    ------------    -----------
   Total Segment Income 1                                                26.4            20.5             5.9
   Realized Gains (Losses), Net                                           1.1            (0.2)            1.3
   Restructuring Costs and Other Nonrecurring Items, Net                 (1.1)          (13.2)           12.1
                                                                   -------------    ------------    -----------
   Net Income                                                           $26.4            $7.1           $19.3
                                                                   =============    ============    ===========

   Earnings Per Share Summary
   Total Segment Income Per Share 1
       Basic                                                              $.28            $.22            $.06
       Diluted                                                            $.26            $.21            $.05
   Net Income Per Share
       Basic                                                              $.28            $.07            $.21
       Diluted                                                            $.26            $.07            $.19
   Weighted Average Shares Outstanding
       Basic                                                              95.1            94.7
       Diluted                                                           102.4            99.2

         1 Total segment income is a non-GAAP financial measure that is presented in a manner consistent with the way management evaluates operating results. A reconciliation of non-GAAP financial measures to GAAP is provided in the tables at the end of this release.

                                                    -more-

The Phoenix Companies, Inc. ... 3

   SUMMARY OF SEGMENT RESULTS

   Life and Annuity

   Summary                                                             Third           Third
   (Millions)                                                         Quarter         Quarter
                                                                       2005            2004           Change
                                                                   -------------    ------------    -----------
   Life Insurance Income (pre-tax)                                      $38.1           $36.9            $1.2
   Annuity Income (pre-tax)                                               6.9             3.9             3.0
                                                                   -------------    ------------    -----------
   Life and Annuity Segment Income (pre-tax)                            $45.0           $40.8            $4.2
                                                                   =============    ============    ===========

   Life Insurance Sales (Annualized + Single Premium)                   $42.9           $32.1           $10.8
   Annuity Deposits                                                     $82.7           $99.5          $(16.8)
   Annuity Net Deposits                                               $(157.5)        $(105.7)         $(51.8)

   •     Life and Annuity segment income reflects year-over-year improvement in life sales, strong investment performance, and continued favorable mortality and strong persistency.
   •     Year-to-date segment income rose 47 percent from the prior year, 23 percent excluding the second quarter 2005 deferred acquisition cost (DAC) unlocking.
   •     Total life sales of $42.9 million rose 34 percent from the prior year's quarter and include a 75 percent rise in annualized premium, from $16.8 million to $29.5 million. On a year-to-date basis, the comparable growth rates are 4 percent and 24 percent.
   •     The year-over-year decrease in annuity deposits reflects a decline in follow-on deposits into discontinued products and lower-than-anticipated sales from new product introductions.
   •     Life sales and annuity deposits exclude private placement deposits. Total private placement life and annuity deposits were $13.3 million in the third quarter of 2005, compared with $44.0 million in the prior year's third quarter. Year-to-date private placement deposits totaled $538.4 million, compared with $175.6 million for the same period in 2004.

Asset Management

   Summary                                                              Third           Third
   (Millions)                                                          Quarter         Quarter
                                                                        2005            2004           Change
                                                                   -------------    ------------    -----------
   Asset Management EBITDA                                               $9.2            $9.0            $0.2
   Asset Management Segment Income (Loss) (pre-tax)                    $(10.1)           $0.0          $(10.1)

   Asset Management Inflows                                          $1,433.9        $1,809.4         $(375.5)
   Asset Management Net Flows                                       $(3,465.5)        $(764.2)      $(2,701.3)

   Assets Under Management (end of period)                          $38,840.0       $42,321.1       $(3,481.1)

                                                    -more-

The Phoenix Companies, Inc. ... 4

   •     Asset Management EBITDA reflects lower revenues from asset outflows, partially offset by higher performance fees and lower expenses.
   •     Segment income includes a non-cash charge of $10.6 million ($6.6 million after-tax) for an impairment of an identified intangible asset related to certain investment contracts that have experienced significant outflows. As part of the restructuring of its West Coast asset managers, the company is taking steps to retain the remaining business.
   •     Open-end mutual fund sales continued to grow, rising 77 percent from the 2004 third quarter to $559.2 million.
   •     Overall net outflows were driven by continued redemptions in institutional products including the dissolution of the Phoenix-Mistic CBO, Ltd., which was redeemed in August and accounted for $1.0 billion of the outflows.
   •     For the five-year period ended September 30, 2005, 59 percent of assets under management out-performed their respective benchmarks.
   •     Pre-tax operating margin, before intangible amortization and minority interest, was 17.1 percent for the quarter and 16.4 percent year-to-date.

   Venture Capital Segment
         The Venture Capital segment had pre-tax earnings of $12.7 million in the 2005 third quarter, compared with a $3.9 million loss in the prior year's third quarter. The current results reflect increased activity in the portfolio.
         According to the agreement announced today, approximately three-quarters of this segment's assets will be sold at a price equal to 100 percent of the partnership values at December 31, 2004, adjusted for contributions and distributions in 2005. As a result of the transaction, this segment will be eliminated, effective January 1, 2006, and earnings from the remaining venture capital assets will be allocated to the
   Life and Annuity segment.

   Corporate and Other Segment
         The Corporate and Other segment had a pre-tax loss of $18.7 million in the 2005 third quarter, compared with a $15.9 million loss in the prior year's third quarter. The result reflects a reallocation of overhead and slightly higher interest expense.

                                                    -more-

The Phoenix Companies, Inc. ... 5

   Other Items
   •     Restructure charges for the 2005 third quarter of $1.3 million after-tax relate principally to initiatives at West Coast asset managers.
   •     During the quarter, the Phoenix-Mistic CBO, Ltd. was redeemed, producing a total return of $12.5 million that consisted of prepayment fees, realized investment gains, management fees, and a reversal of impairments taken previously under FIN 46-R when it was consolidated on Phoenix's balance sheet.
   •     Third quarter 2005 net realized investment gains of $1.1 million included $3.9 million of net impairments ($2.6 million after offsets) in the corporate investment portfolio, compared with $4.6 million in net impairments ($0 after offsets) in the 2004 third quarter. The net bond impairments include gross impairments of $4.5 million and $9.8 million, respectively, adjusted for gains and additional losses on the sales of previously impaired assets.
   •     Phoenix Life Insurance Company had a statutory net gain from operations of $30.4 million in the 2005 third quarter, compared with $22.0 million in the 2004 third quarter. Statutory surplus grew by 12 percent from the prior year to $1,048.3 million at September 30, 2005. Year-to-date statutory gain from operations was $63.6 million, and the estimated risk-based capital ratio remained well over 350 percent at the end of the third quarter.

   Guidance
         Phoenix today provided the following updated targets for 2005:
   •     A total segment return on equity of 5.0 percent to 5.5 percent for the year, compared with 4.1 percent achieved in 2004 and 4.9 percent achieved year-to-date
   •     Double-digit growth in total life insurance sales
   •     A 17 percent pre-tax operating margin, before intangible amortization and minority interest, in its
         Asset Management segment
         These targets are based on a number of planning assumptions and other factors, including equity returns (dividends and market appreciation) of 5 percent for the full year, gradually rising interest rates to a year-end level of 4.75 percent for 5-year Treasury Bonds, and an investment income return of 10 percent on venture capital investments. Given year-to-date asset management and annuity net flows, the company no longer expects to achieve its guidance of positive net flows in those areas.

                                                    -more-

The Phoenix Companies, Inc. ... 6

       These targets represent forward-looking statements and are subject to the risks and uncertainties outlined at the end of this news release. Specifically, to the extent that actual interest rates or equity and venture capital returns differ from the assumptions outlined above, the company's performance could differ materially from the targeted levels. Total segment return on equity and operating margin, which are non-GAAP financial measures, are further described in the tables above and in the reconciliation table at the end of this news release.

   Conference Call
       The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's third quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section.
   The call can also be accessed by telephone at 973-321-1020. A replay of the call will be available through November 10, 2005 by telephone at 973-341-3080 (passcode 6464745) and on Phoenix's Web site,
   www.PhoenixWealthManagement.com in the Investor Relations section.

   About Phoenix
       The Phoenix Companies, Inc. is a leading provider of life insurance, annuity and asset management products for the accumulation, preservation and transfer of wealth. With a history dating to 1851, The
   Phoenix Companies, Inc. has two principal operating subsidiaries, Phoenix Life Insurance Company and
   Phoenix Investment Partners, Ltd. Through a variety of advisors and financial services firms, the company provides products and services to affluent and high-net-worth individuals and to institutions. Phoenix has corporate offices in Hartford, Connecticut.

   Forward-looking Statement
       This release may contain forward-looking statements within the meaning of the Private Securities
   Litigation Reform Act of 1995, which, by their nature, are subject to risks and uncertainties. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan,"
   "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance.
   Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic

                                                    -more-

The Phoenix Companies, Inc. ... 7

   conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax developments that may affect the company or the cost of, or demand for, its products or services; (v) downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims or investment experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the success and timing of the company's implementation of its strategies; (ix)
   the effects of closing the company's retail brokerage operations; and (x) other risks and uncertainties described in any of the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

                                                    -more-

The Phoenix Companies Inc....8

Financial Highlights
Three and Nine Months Ended September 30, 2005 and 2004
(Unaudited)

                                                                  Three Months              Nine Months
                                                            ------------------------  -------------------------
                                                               2005         2004         2005         2004
                                                            -----------  -----------  -----------  ------------

Income Statement Summary ($ in Millions)

Revenues                                                     $   657.4    $   660.5    $ 1,894.7    $  1,999.9
Total Segment Income (1)                                          26.4         20.5         74.1          54.6
Net Income                                                   $    26.4    $     7.1       $ 58.2    $     38.1

-----------------------------------------------------

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
  Basic                                                         95,100       94,733       95,371        94,624
  Diluted                                                      102,420       99,234      102,477       100,930
                                                            ===========  =========== ============  ============

Total Segment Income Per Share (1)
  Basic                                                      $    0.28    $    0.22   $    0.78     $     0.58
  Diluted                                                    $    0.26    $    0.21   $    0.72     $     0.54
                                                            ===========  =========== ============  ============

Net Income Per Share
  Basic                                                      $    0.28    $    0.07   $    0.61     $     0.40
  Diluted                                                    $    0.26    $    0.07   $    0.57     $     0.38
                                                            ===========  =========== ============  ============

-----------------------------------------------------

Balance Sheet Summary                                        September     December
($ in millions, except share and per share data)               2005          2004
                                                            -----------  ------------

Invested Assets                                              $17,015.6    $17,334.6
Separate Account Assets                                        7,358.8      6,950.3
Total Assets                                                  27,666.2     28,362.6
Indebtedness                                                     762.9        690.8
Total Stockholders' Equity                                   $ 2,044.7    $ 2,022.4

Common Shares outstanding (in thousands)                        95,104       94,878
                                                            -----------  -------------
Book Value Per Share                                         $   21.50    $   21.32
Book Value Per Share, excluding Accumulated OCI
  and FIN 46-R                                                   21.75        21.27

Third Party Assets Under Management                          $38,840.0    $42,908.4

(1) In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"),
    Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. Management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    *  Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.

    *  Certain other items are excluded from total segment income because we believe they are (i) not indicative of overall operating trends; and (ii) infrequent and material and result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

The Phoenix Companies Inc....9

Consolidated Balance Sheet
September 30, 2005 (Preliminary Unaudited) and December 31, 2004
(in millions, except share data)

                                                                            2005                   2004
                                                                     ------------------    -------------------
ASSETS:
Available-for-sale debt securities, at fair value                      $      13,510.8       $       13,476.3
Available-for-sale equity securities, at fair value                              318.4                  304.3
Trading equity securities, at fair value                                             -                   87.3
Mortgage loans, at unpaid principal balances                                     154.8                  207.9
Venture capital partnerships, at equity in net assets                            251.9                  255.3
Policy loans, at unpaid principal balances                                     2,214.1                2,196.7
Other investments                                                                321.0                  371.8
                                                                     ------------------    -------------------
                                                                              16,771.0               16,899.6
Available-for-sale debt and equity securities pledged
  as collateral, at fair value                                                   319.6                1,278.8
                                                                     ------------------    -------------------
Total investments                                                             17,090.6               18,178.4
Cash and cash equivalents                                                        244.6                  435.0
Accrued investment income                                                        236.3                  222.3
Receivables                                                                      141.8                  135.8
Deferred policy acquisition costs                                              1,532.1                1,429.9
Deferred income taxes                                                             16.2                   30.7
Intangible assets                                                                304.2                  308.4
Goodwill                                                                         466.4                  427.2
Other assets                                                                     275.2                  244.6
Separate account assets                                                        7,358.8                6,950.3
                                                                     ------------------    -------------------
Total assets                                                           $      27,666.2       $       28,362.6
                                                                     ==================    ===================
LIABILITIES:
Policy liabilities and accruals                                              $13,179.2              $13,132.3
Policyholder deposit funds                                                     3,219.4                3,492.4
Stock purchase contracts                                                         126.2                  131.9
Indebtedness                                                                     762.9                  690.8
Other liabilities                                                                580.7                  546.3
Non-recourse collateralized obligations                                          390.4                1,355.2
Separate account liabilities                                                   7,358.8                6,950.3
                                                                     ------------------    -------------------
Total liabilities                                                             25,617.6               26,299.2
                                                                     ------------------    -------------------

MINORITY INTEREST:
Minority interest in net assets of subsidiaries                                    3.9                   41.0
                                                                     ------------------    -------------------
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,417,862 and
     106,394,959 shares issued                                                     1.0                    1.0
Additional paid-in capital                                                     2,438.5                2,435.2
Deferred compensation on restricted stock units                                   (3.1)                  (3.6)
Accumulated deficit                                                             (243.4)                (285.6)
Accumulated other comprehensive income                                            30.7                   58.0
Treasury stock, at cost: 11,313,564 and 11,517,387 shares                       (179.0)                (182.6)
                                                                     ------------------    -------------------
Total stockholders' equity                                                     2,044.7                2,022.4
                                                                     ------------------    -------------------
Total liabilities, minority interest and stockholders' equity          $      27,666.2       $       28,362.6
                                                                     ==================    ===================

Certain reclassifications have been made to the 2004 financial statements to conform with the 2005 presentation.

The Phoenix Companies Inc....10

Consolidated Statement of Income (Unaudited)
Three and Nine Months Ended September 30, 2005 and 2004
(in millions)

                                                                  Three Months              Nine Months
                                                            ------------------------  -------------------------
                                                               2005         2004         2005         2004
                                                            -----------  -----------  -----------  ------------
REVENUES:
Premiums                                                      $  236.6     $  268.8     $  692.5     $  739.7
Insurance and investment product fees                            127.0        130.1        383.4        400.2
Broker-dealer commission and distribution fees                     7.5          5.7         21.4         50.2
Investment income, net of expenses                               284.1        265.0        820.9        802.0
Net realized investment gains (losses)                             2.2         (9.1)       (23.5)         7.8
                                                             ----------   ----------   ----------   ----------
Total revenues                                                   657.4        660.5      1,894.7      1,999.9
                                                             ----------   ----------   ----------   ----------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends                344.4        373.3      1,027.7      1,060.2
Policyholder dividends                                            98.6         98.6        265.8        309.8
Policy acquisition cost amortization                              29.0         30.6         67.1         76.3
Intangible asset amortization                                      8.4          8.5         25.6         25.1
Intangible asset impairments                                      10.6            -         10.6            -
Interest expense on indebtedness                                  11.7         10.1         34.2         29.8
Interest expense on non-recourse collateralized
  obligations                                                      5.5          9.1         24.7         25.5
Other operating expenses                                         119.8        123.9        364.3        423.2
                                                             ----------   ----------   ----------   ----------
Total benefits and expenses                                      628.0        654.1      1,820.0      1,949.9
                                                             ----------   ----------   ----------   ----------

Income from continuing operations before income taxes,
  minority interest and equity in earnings of affiliates          29.4          6.4         74.7         50.0
Applicable income taxes                                            2.2         (0.6)        15.2         12.7
                                                             ----------   ----------   ----------   ----------
Income from continuing operations before income taxes,
  minority interest and equity in earnings of affiliates          27.2          7.0         59.5         37.3
Minority interest in net income of subsidiaries                   (0.1)           -         (0.6)           -
Equity in undistributed earnings (losses) of affiliates              -          0.1            -          0.7
                                                             ----------   ----------   ----------   ----------
Income from continuing operations                                 27.1          7.1         58.9         38.0
Income (loss) from discontinued operations                        (0.7)        (0.0)        (0.7)         0.1
                                                             ----------   ----------   ----------   ----------
Net income                                                    $   26.4      $   7.1     $   58.2     $   38.1
                                                             ==========   ==========   ==========   ==========

The Phoenix Companies Inc....11

Reconciliation of Income Measures (Unaudited)
Three and Nine Months Ended September 30, 2005 and 2004
(in millions)

                                                                  Three Months              Nine Months
                                                            ------------------------  -------------------------
                                                               2005         2004         2005         2004
                                                            -----------  -----------  -----------  ------------
Segment Income (loss)
Life insurance                                                $   38.1     $   36.9     $  144.4     $    89.0
Annuities                                                          6.9          3.9          3.3          11.5
                                                            -----------  -----------  -----------  ------------
Life and annuity segment                                          45.0         40.8        147.7         100.5
Asset management segment                                         (10.1)         0.0        (11.7)          0.2
Venture capital segment                                           12.7         (3.9)        13.2          12.1
Corporate and other segment                                      (18.7)       (15.9)       (51.4)        (44.7)
                                                            -----------  -----------  -----------  ------------
Total segment income, before income taxes                         28.9         21.0         97.8          68.1
Applicable income taxes                                            2.5          0.5         23.7          13.5
                                                            -----------  -----------  -----------  ------------
Total Segment Income                                              26.4         20.5         74.1          54.6
Realized investment gains (losses), after income taxes
  and other offsets                                                1.1         (0.2)        (5.4)         10.2
Realized gain (losses) from collateralized debt obligations        0.9         (8.3)         0.1         (12.9)
Income from discontinued operations, net of income taxes          (0.7)           -         (0.7)          0.1
Restructuring charges and other non-recurring items, net
  of income taxes                                                 (1.3)        (4.9)        (9.9)        (13.9)
                                                            -----------  -----------  -----------  ------------
Net income                                                    $   26.4     $    7.1     $   58.2     $    38.1
                                                            ===========  ===========  ===========  ============

     Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.